UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 7, 2010 (October 7, 2010)

Fortress Investment Group LLC

(Exact name of registrant as specified in its charter)

Delaware	001-33294	20-5837959
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1345 Avenue of the Americas, 46th Floor New York, New York	10105
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (212) 798-6100

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into Material Definitive Agreement.

On October 7, 2010, FIG LLC, as borrower (the “Borrower”), and certain other subsidiaries of Fortress Investment Group LLC (“the Company”), as guarantors, executed a Credit Agreement (the “Credit Agreement”) with Wells Fargo Bank, National Association, individually and as administrative agent and letter of credit issuer, Bank of America, N.A., individually and as syndication agent, Citigroup Global Markets Inc. and Barclays Bank PLC, as co-documentation agents, and the lenders party thereto. This new Credit Agreement replaces the previous credit agreement, and all amounts borrowed under the previous credit agreement have been repaid in full.

The Credit Agreement provides for the following facilities: (i) a $280 million term loan facility and (ii) a $60 million revolving credit facility (including a $25 million letter of credit subfacility). The maturity date of the revolving credit facility is October 7, 2013, and the maturity date of the term loan is October 7, 2015. With respect to Eurodollar rate loans and letters of credit, borrowings under the Credit Agreement will bear interest at a rate of LIBOR plus 4.00%, subject to a minimum rate of LIBOR plus 1.75%. With respect to base rate loans, borrowings under the Credit Agreement will bear interest at a rate of 3.00% plus the highest of (i) the federal funds rate plus 1/2 of 1%, (ii) the rate of interest in effect for such day as publicly announced from time to time by the administrative agent as its “prime rate,” and (iii) the LIBOR rate plus 1.00%. The Credit Agreement provides for an unused line fee with respect to undrawn commitments at the rate of 0.625% per annum. Voluntary prepayments of term loans prior to October 7, 2012, are subject to a Make Whole Payment (as defined in the Credit Agreement), and, thereafter until October 7, 2014, are subject to an additional payment of 1% of the amount repaid. The interest rate applicable to borrowings under the Credit Agreement will vary based on prevailing market interest rates and interest elections made by the Borrower, with such rates increasing by 2% upon the occurrence of a payment default. The Credit Agreement contains amortization requirements as set forth in the agreement. The Borrower is required to prepay borrowings under the Credit Agreement upon the occurrence of certain events, including certain asset sales and other dispositions, and prepay term loans in an amount equal to a specified percentage of free cash flow from the prior calendar year beginning in 2012.

The Credit Agreement contains customary representations and warranties and affirmative and negative covenants that, among other things, restrict the ability of the Borrower, the guarantors and their subsidiaries to create or incur certain liens, incur or guarantee additional indebtedness, merge or consolidate with other companies or transfer all or substantially all of their respective assets, transfer or sell assets, make restricted payments, engage in transactions with affiliates and insiders, and incur restrictions on the payment of dividends or other distributions and certain other contractual restrictions. These covenants are subject to a number of limitations and exceptions set forth in the Credit Agreement. In addition, the Borrower, guarantors and their subsidiaries must not:

•	Permit the Management Fee Earning Assets (as defined in the Credit Agreement) to be less than $25.0 billion as of the end of any calendar month;

•

Permit the Consolidated Leverage Ratio (as defined in the Credit Agreement) to be greater than 2.75 to 1.0 as of the end of any fiscal quarter of the Borrower for the four quarter period ending on such date;

•

Permit the ratio of Consolidated Adjusted Asset Value (as defined in the Credit Agreement) to Funded Indebtedness (as defined in the Credit Agreement) to be less than 2.00 to 1.0 as of the end of any fiscal quarter through December 31, 2012 and 2.25 to 1.0 thereafter; or

•

Permit the Consolidated Fixed Charge Coverage Ratio (as defined in the Credit Agreement) to be less than or equal to certain specified ratios, based upon Net Funded Indebtedness (as defined in the Credit Agreement).

The Credit Agreement also provides for customary events of default, including payment defaults, failure to comply with Credit Agreement covenants, cross-defaults to material indebtedness, bankruptcy and insolvency, change of control and adverse events with respect to our material funds. In the case of an event of default arising from specified events of bankruptcy or insolvency, all outstanding obligations under the Credit Agreement will become due and payable immediately without further action or notice. As is customary in such financings, the lenders may terminate their commitments, accelerate the repayment of amounts outstanding and exercise other remedies upon the occurrence of an event of default, subject, in certain instances, to the expiration of an applicable cure period.

The obligations under the Credit Agreement will be secured by a perfected first priority lien on substantially all unencumbered assets of the Borrower and the guarantors.

The foregoing description of the terms of the Credit Agreement is not complete and is qualified in its entirety by the full text of the Credit Agreement, which is filed as Exhibit 10.1 hereto and is incorporated by reference herein.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 above is incorporated by reference into this Item 2.03.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

10.1	Credit Agreement, dated as of October 7, 2010, among FIG LLC, a Delaware limited liability company, as borrower, certain subsidiaries and affiliates of the borrower, as guarantors, Wells Fargo Bank, National Association, individually and as administrative agent and letter of credit issuer, Bank of America, N.A., individually and as syndication agent, Citigroup Global Markets Inc. and Barclays Bank PLC, as co-documentation agents, and the lenders party thereto.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FORTRESS INVESTMENT GROUP LLC
(Registrant)

/S/ DAVID N. BROOKS
David N. Brooks
General Counsel

Date: October 7, 2010

EXHIBIT INDEX

Number	Description

10.1	Credit Agreement, dated as of October 7, 2010, among FIG LLC, a Delaware limited liability company, as borrower, certain subsidiaries and affiliates of the borrower, as guarantors, Wells Fargo Bank, National Association, individually and as administrative agent and letter of credit issuer, Bank of America, N.A., individually and as syndication agent, Citigroup Global Markets Inc. and Barclays Bank PLC, as co-documentation agents, and the lenders party thereto.

5